EXHIBIT 99.1

Cellceutix Selects Independent Directors and Committee Members

ECCMID Presentations Available on Cellceutix Website Today

BEVERLY, MA--(Marketwired - Apr 27, 2015) - Cellceutix Corporation (OTC: CTIX) (the "Company"), a clinical stage biopharmaceutical company developing innovative therapies with oncology, dermatology, and antimicrobial applications, is pleased to announce the selection of Dr. Barry Alan Schechter, Dr. Zorik Spektor and Mark Tobin as qualified independent directors of the Company’s Board of Directors.

Barry Schechter, M.D., F.A.A.O. - Dr. Schechter, age 51, is the Director of Department of Cornea and External Disease at Florida Eye Microsurgical Institute from the year 2005 to the present. He was co-founder and the original CEO of Pediavision, a company that was dedicated to saving children’s eyesight; the company and its innovative technology was recently sold. He is an expert consultant for Gerson Lehrman Group regarding the business and technology of eye care. Dr. Schechter’s practice involves diseases of the ocular surface, including dry eyes, allergies, infection, the latest in corneal, refractive and cataract surgery, and glaucoma. He is on the Editorial board for Advanced Ocular Care, a journal that reaches the top 10% of ophthalmologists and select optometrists. Dr. Schechter has reviewed articles for Cornea, the British Journal of Ophthalmology, and Journal of the American Academy of Ophthalmology. He has lectured internationally and published about treatment of ocular tumors, on lens implants, on dry eyes, and written a textbook chapter on surgical techniques. Dr. Schechter is involved in clinical research and consults for several ophthalmic pharmaceutical companies.

Zorik Spektor, M.D., F.A.A.P. - Dr. Spektor, age 58, is a fellowship trained Pediatric Otolaryngologist and Head and Neck Surgeon. He is Director of The Center for Pediatric ENT - Head and Neck Surgery in Boynton Beach, Florida from the year 1995 to the present. In addition, he is a Voluntary Assistant Professor of Surgery at the Department of Otolaryngology, University of Miami Leonard M. Miller School of Medicine. He is also an Affiliate Clinical Assistant Professor of Biomedical Science at Florida Atlantic University in Boca Raton, Florida.

He received his Bachelor’s Degree from Cornell University, and his Medical Doctorate at Albany Medical College of Union University in Albany, New York. He did his residency training in Otolaryngology - Head and Neck Surgery at the University of Connecticut and completed his fellowship in Pediatric Otolaryngology - Head and Neck Surgery at LeBonheur Children’s Medical Center in Memphis, Tennessee. Dr. Spektor is board certified in Otolaryngology – Head and Neck Surgery. He is a Fellow of the American Academy of Otolaryngology – Head and Neck Surgery and American Academy of Pediatrics. He is also a member of the American Society of Pediatric Otolaryngology and Society for Ear, Nose & Throat Advances in Children.

1

Prior to establishing the Center for Pediatric ENT – Head and Neck Surgery in 1995, Dr. Spektor was on the faculty of the University of Connecticut Health Science Center, Hartford Hospital and Newington Children’s Hospital, now known as Connecticut Children’s Hospital. He has lectured and presented extensively in the field of pediatric otolaryngology and has numerous peer-reviewed publications. Dr. Spektor has been a presenter as well as an invited speaker at local, national and international conferences. He continually conducts clinical research studies, which have produced significant advances in the field of Pediatric Otolaryngology. During the past decade he has been selected as one of the nation’s top doctors by several independent rating agencies for many consecutive years. Dr. Spektor has served on advisory boards for several medical device and pharmaceutical companies and has been involved in significant advances in the field of otolaryngology and Pediatric Otolaryngology.

Mark R. Tobin, MBA. - Mark Tobin, age 41, is Director of Research at Digital Offering, a merchant bank, from October 2013 to the present. In addition, he is a Managing Partner at Tobin Tao & Company, a market research and advisory firm from February 2013 to the present. Previously, from May 2005 to February 2013, Mr. Tobin served as Director of Research and as a Senior Research Analyst at Roth Capital Partners, where he oversaw equity research on hundreds of small-cap public companies across a variety of sectors. Prior to that, he was a Program Manager and Senior Systems Engineer at Science Applications International Corporation, a FORTUNE 500® scientific, engineering, and technology applications company. Mr. Tobin began his career as an officer in the United States Air Force, overseeing advanced technology development programs and representing the U.S. as a NATO delegate. He graduated with honors from the U.S. Air Force Academy with a Bachelor’s of Science in Management and received an MBA from the University of Pittsburgh.

Additionally, Cellceutix would like to inform shareholders that the Company’s presentations at the European Congress of Clinical Microbiology and Infectious Diseases (ECCMID) held in Copenhagen, Denmark from April 25 - April 28, 2015 will be available later today on the Cellceutix website. The presentations will be accessible in the “Investors - Events and Presentations” section.

Sign-up for Cellceutix email alerts is available at http://cellceutix.com/email-alerts/#sthash.VNkn7FY9.dpbs

2

About Cellceutix:

Headquartered in Beverly, Massachusetts, Cellceutix is a publicly traded company under the symbol "CTIX". Cellceutix is a clinical stage biopharmaceutical company developing innovative therapies in oncology, dermatology and antimicrobial applications. Cellceutix believes it has a world-class portfolio of compounds and is now engaged in advancing its compounds and seeking strategic partnerships. Cellceutix's anti-cancer drug Kevetrin is currently in a Phase 1 clinical trial at Harvard Cancer Centers' Dana Farber Cancer Institute and Beth Israel Deaconess Medical Center. In the laboratory Kevetrin has shown to induce activation of p53, often referred to as the "Guardian Angel Gene" due to its crucial role in controlling cell mutations. Cellceutix will soon begin a Phase 2 clinical trial with its novel compound Brilacidin-OM for the prevention of Oral Mucositis in patients with head and neck cancer. Brilacidin-OM, a defensin mimetic compound, has shown in an animal model to reduce the occurrence of severe ulcerative oral mucositis by more than 94% compared to placebo. Cellceutix's anti-psoriasis drug Prurisol has recently completed a Phase 1 clinical trial and is being readied for a Phase 2 trial. Prurisol is a small molecule that acts through immune modulation and PRINS reduction. Cellceutix's lead antibiotic, Brilacidin, has completed a Phase 2b trial for Acute Bacterial Skin and Skin Structure Infections, or ABSSSI. Top-line data have shown a single dose of Brilacidin to deliver comparable clinical outcomes to the FDA-approved seven-day dosing regimen of daptomycin. Brilacidin has the potential to be a single-dose therapy for certain multi-drug resistant bacteria (Superbugs). Cellceutix has formed research collaborations with world-renowned research institutions in the United States and Europe, including MD Anderson Cancer Center, Beth Israel Deaconess Medical Center, and the University of Bologna. More information is available on the Cellceutix web site at www.cellceutix.com.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that could cause Cellceutix's actual results and experience to differ materially from anticipated results and expectations expressed in these forward looking statements. Cellceutix has in some cases identified forward-looking statements by using words such as "anticipates," "believes," "hopes," "estimates," "looks," "expects," "plans," "intends," "goal," "potential," "may," "suggest," and similar expressions. Among other factors that could cause actual results to differ materially from those expressed in forward-looking statements are Cellceutix's need for, and the availability of, substantial capital in the future to fund its operations and research and development; including the amount and timing of the sale of shares of common stock to Aspire Capital; the fact that Cellceutix's compounds may not successfully complete pre-clinical or clinical testing, or be granted regulatory approval to be sold and marketed in the United States or elsewhere. A more complete description of these risk factors is included in Cellceutix's filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. Cellceutix undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

3